EXHIBIT 9(b)

                            ADMINISTRATION AGREEMENT


      THIS ADMINISTRATION AGREEMENT is made as of November _, 1996 by and between FIRST DATA INVESTOR SERVICES GROUP, INC., a Massachusetts corporation ("FDISG"), and THE MUNDER FRAMLINGTON FUNDS TRUST, a Massachusetts business trust (the "Trust").

     WHEREAS, the Trust is registered as an open-end management investment trust under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Trust desires to retain FDISG to render certain administrative services to the portfolios of the Trust listed on Schedule A attached hereto (which may be amended from time to time by attaching to Schedule A a revised list of portfolios, signed and dated by an authorized representative of each party hereto) (each, a "Fund" and collectively, the "Funds") and FDISG is willing to render such services,

                                   WITNESSETH:

      NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

      1. Appointment. The Trust hereby appoints FDISG to act as Administrator of the Trust on the terms set forth in this Agreement. FDISG accepts such appointment and agrees to render the services herein set forth for the compensation herein provided for in the Fee Schedule.

      In the event that the Trust establishes one or more portfolios other than the Funds with respect to which the Trust decides to retain FDISG to act as administrator and accounting services provider, the Trust shall so notify FDISG in writing. If FDISG is willing to render such services, FDISG shall notify the Trust in writing whereupon such portfolio shall be deemed to be a Fund hereunder. Without limiting the foregoing, it is understood that the Trust will from time to time issue separate series or classes of shares and may classify and reclassify shares of any such series or class. FDISG shall identify to each such series or class property belonging to such series or class and in such reports, confirmations and notices to the Trust called for under this Agreement shall identify the series or class to which such report, confirmation or notice pertains.

      2. Delivery of Documents. The Trust has furnished FDISG with copies properly certified or authenticated of each of the following:

      (a) Votes of the Trust's Board of Trustees authorizing the appointment of FDISG to provide administrative services to the Trust and approving this Agreement;

      (b) The Trust's Declaration of Trust filed with the Secretary of State of the state of the Commonwealth of Massachusetts on October 30, 1996 (the "Charter"),

      (c) The Trust's By-Laws and all amendments thereto (the "By-Laws");

      (d) The Investment Advisory Agreement between Munder Capital Management (the "Adviser") and the Trust dated November 7, 1996 and the Sub-Investment Advisory Agreement among the Adviser, the Trust and Framlington Overseas Investment Management Limited (the "Sub-Adviser");

      (e) The Custody Agreement between Comerica Bank (the "Custodian") and the Trust dated November 7, 1996 (the "Custody Agreement");

      (f) The Transfer Agency and Registrar Agreement between FDISG (the "Transfer Agent") and the Trust dated November 7, 1996;

      (g) The Trust's Registration Statement on Form N-1A (the "Registration Statement") under the Securities Act of 1933 and under the 1940 Act as filed with the Securities and Exchange Commission ("SEC") on October 30, 1996 relating to the Trust's shares of beneficial interest, $.001 par value per share, and all amendments thereto; and

      (h) The Trust's most recent prospectuses and statement of additional information (together, the "Prospectus").

      The Trust will furnish FDISG from time to time with copies, properly certified or authenticated, of all amendments of or supplements to the foregoing. Furthermore, the Trust will provide FDISG with any other documents that FDISG may reasonably request and will notify FDISG as soon as possible of any matter materially affecting the performance by FDISG of its services under this Agreement.

      3. Duties as Administrator. Subject to the supervision and direction of the Board of Trustees of the Trust, FDISG, as Administrator, will use its best judgment in supervising various aspects of the Trust's administrative operations and undertakes to perform the following specific services:

      (a) Maintaining office facilities (which may be in the offices of FDISG or a corporate affiliate);

      (b) Furnishing statistical and research data, data processing services, clerical services, internal legal, executive and administrative services and stationery and office supplies in connection with the foregoing;

      (c) Furnishing corporate secretarial services including preparation and distribution of materials for Board of Trustees meetings;

      (d) Assisting in the preparation of the Trust's Registration Statement and any Pre-Effective and Post-Effective Amendments to the Trust's Registration Statement, Notices of Annual or Special Meetings of Shareholders and Proxy materials relating to such Meetings;

      (e) Assisting in the determination of the jurisdictions in which the Trust's shares will be registered or qualified for sale and, in connection therewith, shall be responsible for the initial registration or qualification and the maintenance of such registration or qualification of such shares for sale under the securities laws of any state. Payment of share registration fees and any fees for qualifying or continuing the qualification of any Fund as a dealer or broker shall be made by that Fund;

      (f) Providing the services of certain persons who may be appointed as officers of the Trust by the Trust's Board of Trustees;

      (g) Providing legal advice and counsel to the Trust with respect to regulatory matters, including monitoring regulatory and legislative developments which may affect the Trust and assisting in the strategic response to such developments, counseling and assisting the Trust in routine regulatory examinations or investigations of the Trust, and working closely with outside counsel to the Trust in response to any litigation or non-routine regulatory matters;

      (h) Accounting and bookkeeping services (including the maintenance of such accounts, books and records of the Trust as may be required by Section 31(a) of the 1940 Act and the rules thereunder and agrees that all records that it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any such records at the Trust's request);

      (i) Internal auditing and treasury services;

      (j) Valuing the Trust's assets and calculating the net asset value of the shares of each Fund on each business day;

      (k) Accumulating information for and, subject to approval by the Trust's Treasurer, preparing reports to the Trust's shareholders of record and the SEC including, but not necessarily limited to, Annual and Semi-Annual Reports, Semi-Annual Reports on Form N-SAR and Notices pursuant to Rule 24f-2;

      (l) Reviewing and providing advice and counsel on all sales and advertising materials prepared on behalf of the Trust;

      (m) Preparing, signing and filing the Trust's tax returns;

       (n) Assisting the Adviser and the Sub-Adviser, at their request, in monitoring and developing compliance procedures for the Trust which will include, among other matters, procedures to assist them in monitoring compliance with each Fund's investment objective, policies, restrictions, tax matters and applicable laws and regulations and performing certain monthly compliance tests; and

      (o) Preparing and furnishing the Trust (at the Trust's request) with performance information (including yield and total return information) calculated in accordance with applicable U.S. securities laws and reporting to external databases such information as may reasonably be requested.

      Without limiting the foregoing services, it is agreed that FDISG will perform the following accounting functions on an ongoing basis:

      (a) Journalize each Fund's investment, capital share and income and expense activities;

      (b) Maintain individual ledgers for investment securities;

      (c) Maintain historical tax lots for each security;

      (d) Maintain financial records in accordance with the 1940 Act and the Rules and Regulations thereunder;

      (e) Reconcile on a daily basis cash and on a weekly basis investment balances c)f the Trust with the custodian:

      (f) Post to and prepare each Fund's Statement of Assets and Liabilities and Statement of Operations;

      (g)  Calculate   various   contractual   expenses   (e.g.,   advisory  and
administration, transfer agency and custody fees):

      (h) Monitor the expense accruals and notify Trust management of any proposed adjustments;

      (i) Control all disbursements from the Trust and authorize such disbursements upon proper instructions;

      (j) Calculate capital gains and losses;

      (k) Determine each Fund's net income;

      (l) Obtain security market quotes from independent pricing services approved by the Sub-Adviser and the Trust's Board of Trustees, or if such quotes are unavailable, then obtain such prices from the Sub-Adviser, and in either case calculate the market value of each Fund's investments;

      (m) Transmit or mail a copy of the daily portfolio valuation to the Adviser and Sub-Adviser, if requested;

      (n) Compute the net asset value of each Fund;

      (o) Compute the Fund's yields, total return, expense ratios, portfolio turnover rate, and portfolio average dollar-weighted maturity;

      (p) Mark securities to market based upon quotes furnished by the Sub-Adviser, an independent pricing agent approved by the Trust's Board of Trustees or based upon values derived from yield data relating to classes of instruments obtained from reputable sources, provided that any pricing system based on yield data for selected instruments must be based upon market quotations for sufficient numbers and types of instruments to be a representative sample of each class of instrument held by each Fund, as applicable, both in terms of the types of instruments as well as the differing quality of instruments;

      (q) Assist in monitoring compliance and assist in the development of compliance procedures for each Fund which will include, among other matters, monitoring compliance with each Fund's investment objectives, policies, restrictions, tax matters and applicable laws and regulations;

      (r) As appropriate, transmit to the Custodian instructions received from the Adviser;

      (s) Prepare semi-annual financial statements for each Fund, which will include but not be limited to, the following items (the form and content of such statements shall be in accordance with generally accepted accounting principles):

                  Schedule of Investments
                  Statement of Assets and Liabilities
                  Statement of Operations
                  Statement of Changes in Net Assets
                  Cash Statement, if applicable;

      (t) Prepare monthly broker security transactions summaries;

      (u) Prepare monthly security transaction listings;

      (v) Supply various Trust statistical date as reasonably requested on an ongoing basis;

      (w) Keep all books and records with respect to the Trust's books of account;

      (x) Keep records of the Trust's securities transactions, portfolio valuations and securities positions; and

      (y) Act as liaison with the Trust's independent public accountants and provide account analyses, fiscal year summaries, and other audit related schedules. FDISG will take all reasonable action in the performance of its obligations under this Agreement to assure that the necessary information is made available to such accountants for the expression of their opinions, as such may be required by the Trust from time to time.

      In performing its duties as Administrator of the Trust, FDISG (a) will act in accordance with the Articles of Incorporation, By-Laws, Prospectus and with the instructions and directions of the Board of Trustees of the Trust and will conform to and comply with the requirements of the 1940 Act and all other applicable federal or state laws and regulations and (b) will consult with legal counsel to the Trust, as necessary and appropriate.

      4. Allocation of Expenses. FDISG shall bear all expenses in connection with the performance of its services under this Agreement.

      (a) FDISG will from time to time employ or associate with itself such person or persons as FDISG may believe to be particularly suited to assist it in performing services under this Agreement. Such person or persons may be officers and employees who are employed by both FDISG and the Trust. The compensation of such person or persons shall be paid by FDISG and no obligation shall be incurred on behalf of the Trust in such respect.

      (b) FDISG shall not be required to pay any of the following expenses incurred by the Trust: membership dues in the Investment Company Institute or any similar organization; investment advisory expenses; costs of printing and mailing stock certificates, prospectuses, reports and notices; interest on borrowed money; brokerage commissions; taxes and fees payable to Federal, state and other governmental agencies; fees of Trustees of the Trust who are not affiliated with FDISG; outside auditing expenses; outside legal expenses; or other expenses not specified in this Section 4 which may be properly payable by the Trust.

      (c) For the services to be rendered, the facilities to be furnished and the payments to be made to FDISG, as provided for in this Agreement, the Trust shall compensate FDISG for its services rendered pursuant to this Agreement in accordance with the fees set forth in the Fee Schedule, annexed hereto and incorporated herein. Such fees do not include out-of-pocket disbursements of FDISG for which FDISG will be entitled to bill separately. Out-of-pocket disbursements shall include, but shall not be limited to, the items specified in Schedule B annexed hereto and incorporated herein, which schedule may be modified by mutual consent of the parties hereto.

      (d) FDISG will bill the Trust as soon as practicable after the end of each calendar month, and said billings will be detailed in accordance with the out-of-pocket schedule. The Trust will promptly pay to FDISG the amount of such billing.

      5. Limitation of Liability. FDISG shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the performance of its obligations and duties under this Agreement, except a loss resulting from FDISG's willful misfeasance, bad faith or gross negligence in the performance of such obligations and duties, or by reason of its reckless disregard of its obligations and duties under this Agreement. The Trust will indemnify FDISG against and hold it harmless from any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from any claim, demand, action or suit not resulting from the willful misfeasance, bad faith or gross negligence in the performance of such obligations and duties or by reason of its reckless disregard thereof FDISG will indemnify the Trust against and hold it harmless from any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from any claim, demand, action or suit, based on FDISG's willful misfeasance, bad faith or gross negligence in the performance of such obligations and duties or by reason its reckless disregard thereof

      6. Consequential Damages. In no event and under no circumstances shall either party under this Agreement be liable to the other party for consequential or indirect loss of profits, reputation or business or any special damages under any provision of this Agreement or for any act or failure to act hereunder.

      7. Termination of Agreement.

      (a) This Agreement shall become effective on the date hereof and shall remain in force from year to year unless terminated pursuant to the provision of sub-section (b) of this Section 7.

      (b) This Agreement may be terminated with respect to any Fund at any time without payment of any penalty, upon 60 days' written notice, by vote of the holders of a majority of the outstanding voting securities of such Fund, or by vote of a majority of the Board of Trustees of the Trust, or by FDISG.

      (c) Section 10 shall survive the termination of this Agreement.

      (d) In the event of equipment failures beyond FDISG's control, FDISG shall, at no additional expense to the Trust, take reasonable steps to minimize service interruptions but shall have no liability with respect thereto. The foregoing obligation shall not extend to computer terminals located outside of premises maintained by FDISG. FDISG shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provision for emergency use of electronic data processing equipment to the extent appropriate equipment is available.

      8. Amendment to this Agreement. No provision of this Agreement may be changed, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, discharge or termination is sought.

      9. Miscellaneous.

      (a) Any notice or other instrument authorized or required by this Agreement to be given in writing to the Trust or FDISG shall be sufficiently given if addressed to the party and received by it at its office set forth below or at such other place as it may from time to time designate in writing.

                       To the Trust:

                   The Munder Framlington Funds Trust
                   480 Pierce Street, Suite 300
                   Birmingham, MI 48009
                   Attention: President

                       To FDISG:

                   First Data Investor Services Group, Inc.
                   4400 Computer Drive
                   Westborough, Massachusetts 01585
                   Attention: President

                     with a copy to FDISG's General Counsel


      (b) This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns, provided that this Agreement shall not be assignable without the written consent of the other party.

      (c) This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts.

      (d) This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original and which collectively shall be deemed to constitute only one instrument.

      (e) The captions of this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

      (f) This Agreement and the fee schedule hereto constitute the entire agreement between the parties hereto with respect to the matters described herein.

      10. Confidentiality. All books, records, information and data pertaining to the business of the Trust that are exchanged or received pursuant to the performance of FDISG's duties under this Agreement shall remain confidential and shall not be voluntarily disclosed to any other person, except as specifically authorized by the Trust or as may be required by law, and shall not be used by FDISG for any purpose other than the performance of its responsibilities and duties hereunder.

      IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed and delivered by their duly authorized officers as of the date, first written above.

                                FIRST DATA INVESTOR SERVICES GROUP, INC.


                                          By:
                                          Name:
                                          Title

                                          THE MUNDER FRAMLINGTON FUNDS TRUST


                                By:
                                Name:
                                Title:

                                FEE SCHEDULE FOR
                               ADMINISTRATION AND
                            FUND ACCOUNTING SERVICES





      I. FEES FOR ADMINISTRATION SERVICES -- (Fund Administration and Fund Accounting)

        A.  The following annual Fund Administration fees apply:

            .10% of the average daily net assets of each Fund.

        B.  MINIMUM FEES

      For Fund Administration Services, a minimum fee of $60,000 per annum will apply in the aggregate for the three Funds of The Munder Framlington Fund Trust.

      The fees payable under this Agreement will be re-evaluated on or after the first anniversary date of this Agreement.

                                   SCHEDULE A


                                      FUNDS


Munder Framlington Emerging Markets Fund
Munder Framlington Healthcare Fund
Munder Framlington International Growth Fund

                                    FIRST DATA INVESTOR SERVICES GROUP, INC.


                                       By:




                                                THE MUNDER FRAMLINGTON FUNDS
TRUST


                                       By:


























                                   SCHEDULE B


                             OUT-OF- POCKET EXPENSES


Out-of-pocket expenses include, but are not limited to, the following:

      -     Postage  (including   overnight  courier  services)  -  Telephone  -
            Telecommunications charges (including FAX) - Duplicating - Pricing services - Forms and supplies